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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Spirit Finance Corporation 2003 Stock Option and Incentive Plan and to the incorporation by reference therein of our reports dated February 2, 2004, in the Registration Statement on Form S-11 (File No. 333-119810) and related Prospectus of Spirit Finance Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona
December 17, 2004

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Consent of Independent Registered Public Accounting Firm